Exhibit 99.1

John Geller
Chief Financial and Administrative Officer
Marriott Vacations Worldwide Corporation
407.206.6334
John.Geller@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2018
Financial Results and Provides 2019 Outlook
ORLANDO, Fla. – February 28, 2019 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported fourth quarter and full year 2018 financial results and provided guidance for the full year 2019.
On September 1, 2018, the company completed its previously announced acquisition of ILG, Inc. (“ILG”). In addition to a discussion of fourth quarter and full year reported results presented in accordance with United States generally accepted accounting principles (“GAAP”), the company is providing adjusted results that exclude ILG results from September 1 to December 31, 2018 to further assist investors. Throughout this press release, the business associated with the operating results for the company excluding the impact of the ILG acquisition is referred to as “Legacy-MVW,” while the business and operating results related to the businesses acquired from ILG are referred to as “Legacy-ILG.” In addition, to provide a more meaningful year-over-year comparison of financial results, the company is providing combined financial information in the Financial Schedules that assume the company’s acquisition of ILG had been completed at the beginning of the 2017 fiscal year.
Fourth Quarter 2018 Results

•
Net income attributable to common shareholders was $44 million, or $0.91 fully diluted earnings per share (“EPS”), compared to net income attributable to common shareholders of $119 million, or $4.35 fully diluted EPS, in the fourth quarter of 2017.

•
Adjusted net income attributable to common shareholders was $71 million compared to adjusted net income attributable to common shareholders of $54 million in the fourth quarter of 2017. Adjusted fully diluted EPS was $1.49, compared to adjusted fully diluted EPS of $1.96 in the fourth quarter of 2017.

•	Adjusted EBITDA totaled $180 million, an increase of $97 million, or 117 percent. Legacy-MVW’s fourth quarter 2018 adjusted EBITDA was $99 million, an increase of $16 million, or 20 percent.

◦	On a combined basis, total company adjusted EBITDA of $180 million in the fourth quarter would have shown an increase of $11 million, or 7 percent.

•
Consolidated vacation ownership contract sales were $358 million, an increase of $151 million, or 73 percent. Legacy-MVW vacation ownership contract sales were $224 million, an increase of $17 million, or 8 percent.

◦	On a combined basis, total company consolidated contract sales would have increased $25 million, or 8 percent.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2018 Financial Results and Provides 2019 Outlook / 2

•
The company estimates that the 2018 Hurricanes negatively impacted total company adjusted EBITDA and total consolidated contract sales by $2 million and $3 million, respectively, in the fourth quarter of 2018.

•
As part of the ILG Acquisition, the company acquired a 75.5 percent interest in VRI Europe Limited (“VRI Europe”), a joint venture comprised of a European vacation ownership resort management business. During the fourth quarter of 2018, the company sold its interest in VRI Europe to an affiliate of the minority shareholder for $63 million. In connection with the transaction, Interval International entered into a long-term extension of its global affiliation agreement.

Full Year 2018 Results

•
Net income attributable to common shareholders was $55 million, or $1.61 fully diluted EPS, compared to net income attributable to common shareholders of $235 million, or $8.49 fully diluted EPS, in 2017.

•
Adjusted net income attributable to common shareholders was $200 million compared to adjusted net income attributable to common shareholders of $169 million in 2017. Adjusted fully diluted EPS was $5.88, compared to adjusted fully diluted EPS of $6.09 in 2017.

•	Adjusted EBITDA totaled $419 million, an increase of $125 million, or 43 percent. Legacy-MVW’s 2018 adjusted EBITDA was $320 million, an increase of $26 million, or 9 percent.

◦	On a combined basis, total company adjusted EBITDA for 2018 would have totaled $667 million, an increase of $21 million, or 3 percent.

•
Consolidated vacation ownership contract sales were $1.073 billion, an increase of $247 million, or 30 percent. Legacy-MVW vacation ownership contract sales were $902 million, an increase of $76 million, or 9 percent.

◦	On a combined basis, total company consolidated contract sales for 2018 would have totaled $1.4 billion, an increase of $108 million, or 8 percent.

•	The company estimates that the 2018 Hurricanes negatively impacted total company adjusted EBITDA and total consolidated contract sales by $7 million and $9 million, respectively, in 2018.

•	Total Interval Network active members at the end of the year were 1.8 million.

•	The company generated net cash provided by operating activities of $97 million and adjusted free cash flow of $265 million.

•
During 2018, the company repurchased 1.2 million shares of its common stock for $96 million, including $94 million during the fourth quarter, at an average price per share of $77.16. In addition, the company paid dividends of $51 million in 2018.

◦	Subsequent to the end of 2018 and through February 26, 2019, the company repurchased over 931 thousand shares of its common stock for nearly $78 million, at an average price per share of $83.28.

•
The company received $38 million, including $6 million subsequent to the end of 2018, in settlement of its Legacy-MVW business interruption claims. In addition, the company received a $25 million advance of its Legacy-ILG business interruption claims.

“I am very pleased with how we closed out 2018, with Adjusted EBITDA and Adjusted Free Cash Flow exceeding our previous guidance,” said Stephen P. Weisz, president and chief executive officer. “Looking ahead to 2019, we continue to target strong growth into the new year, with contract sales of $1.53 billion to $1.6 billion, Adjusted EBITDA of $745 million to $785 million, and Adjusted Free Cash Flow of $400 million to $475 million. But, I am even more excited about what lies ahead for Marriott Vacations Worldwide as we continue to integrate and transform the new company, which we believe will drive significant growth opportunities well into the future. We continue to target at least $100 million of savings from synergy initiatives and are pleased to report that, as of the end of 2018, our run-rate savings exceeded $30 million. By the end of 2019, we are targeting run-rate savings of over $50 million, which we estimate will generate $35 million to $40 million of in-the-year savings.”

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2018 Financial Results and Provides 2019 Outlook / 3

Fourth Quarter 2018 Segment Results
Vacation Ownership
Vacation Ownership segment financial results were $184 million, an increase of $91 million, or 99 percent. Vacation Ownership segment adjusted EBITDA was $196 million, an increase of $93 million, or 89 percent.
Consolidated vacation ownership contract sales were $358 million, an increase of $151 million, or 73 percent. Legacy-MVW contract sales were $224 million, an increase of $17 million, or 8 percent. Legacy-MVW North America VPG was $3,496, roughly in line with the prior year.
Development margin was $94 million compared to $54 million in the fourth quarter of 2017 and development margin percentage was 26.4 percent compared to 25.7 percent in the prior year quarter. Adjusted development margin percentage, which excludes the impact of revenue reportability and other charges, was 23.4 percent in the fourth quarter of 2018 compared to 20.6 percent in the fourth quarter of 2017.
Rental revenues totaled $117 million, a $58 million increase from the fourth quarter of 2017. Rental revenues net of expenses were $31 million, a $25 million increase from the fourth quarter of 2017. Legacy-MVW rental revenues net of expenses were $11 million, a $5 million, or 90 percent, increase from the fourth quarter of 2017.
Financing revenues totaled $63 million, a $27 million, or 79 percent, increase from the fourth quarter of 2017. Financing revenues, net of expenses and consumer financing interest expense, were $39 million, a $16 million, or 66 percent, increase from the fourth quarter of 2017. Legacy-MVW financing revenues, net of expenses and consumer financing interest expense, were $24 million, nearly $1 million, or 2 percent, above the fourth quarter of 2017.
Resort management and other services revenues totaled $120 million, a $50 million, or 72 percent, increase from the fourth quarter of 2017. Resort management and other services revenues, net of expenses, totaled $53 million, a $19 million, or 54 percent, increase from the fourth quarter of 2017. Legacy-MVW resort management and other services revenues, net of expenses, totaled $38 million, a $4 million, or 10 percent, increase from the fourth quarter of 2017.
Exchange & Third-Party Management
Exchange & Third-Party Management segment financial results were $45 million. Exchange & Third-Party Management segment adjusted EBITDA was $58 million.
Management and exchange revenues totaled $81 million. Management and exchange revenues, net of marketing and sales and related expenses, totaled $48 million. Rental revenues totaled $14 million. Rental revenues net of expenses were $7 million.
Non-GAAP financial measures, such as adjusted net income, adjusted EBITDA, adjusted fully diluted earnings per share, adjusted free cash flow, and adjusted development margin are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.
Balance Sheet and Liquidity
On December 31, 2018, cash and cash equivalents totaled $231 million. Since the beginning of the year, real estate inventory balances increased $459 million to $852 million, including $475 million related to the ILG acquisition offset partially by a $16 million decrease in Legacy-MVW inventory balances since the beginning of 2018. The inventory balance at the end of the year included $843 million of finished goods and $9 million of work-in-progress. The company had $3.8 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the year, an increase of $2.7 billion from year-end 2017. This debt included $2.1 billion of corporate debt and $1.7 billion of debt related to its securitized notes receivable. As of December 31, 2018, the company’s debt to combined adjusted EBITDA ratio was 2.7x, as described further in the Financial Schedules that follow.
As of December 31, 2018, the company had approximately $596 million in available capacity under its revolving corporate credit facility after taking into account outstanding letters of credit, and approximately $51 million of gross vacation ownership notes receivable eligible for securitization under its warehouse credit facility.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2018 Financial Results and Provides 2019 Outlook / 4

2019 Outlook
The Financial Schedules that follow reconcile the non-GAAP financial measures set forth below to the following full year 2019 expected GAAP results for MVW.

Net income attributable to common shareholders	$243 million	to	$257 million
Fully diluted EPS	$5.21	to	$5.52
Net cash provided by operating activities	$286 million	to	$311 million
The company is providing guidance as reflected in the chart below for the full year 2019:

Adjusted free cash flow	$400 million	to	$475 million
Adjusted net income attributable to common shareholders	$337 million	to	$365 million
Adjusted fully diluted EPS	$7.23	to	$7.83
Adjusted EBITDA	$745 million	to	$785 million
Contract sales	$1,530 million	to	$1,600 million
2019 expected GAAP results and guidance above include an estimate of the impact of future spending associated with on-going integration efforts resulting from the acquisition of ILG.

Fourth Quarter 2018 Earnings Conference Call
The company will hold a conference call at 10:00 a.m. ET today to discuss these results and the guidance for full year 2019. Participants may access the call by dialing 877-407-8289 or 201-689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.
An audio replay of the conference call will be available for seven days and can be accessed at 877-660-6853 or 201-612-7415 for international callers. The conference ID for the recording is 13687364. The webcast will also be available on the company’s website.
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About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The company has more than 100 resorts and over 660,000 owners and members in a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs comprised of more than 3,200 resorts in over 80 nations and nearly two million members, as well as management of more than 180 other resorts and lodging properties. As a leader and innovator in the vacation industry, the company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2018 Financial Results and Provides 2019 Outlook / 5

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and exchange products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of February 28, 2019 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 4, 2018
TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Operating Metrics	A-2
Adjusted Net Income Attributable to Common Shareholders and Adjusted Earnings Per Share - Diluted EBITDA and Adjusted EBITDA Adjusted EBITDA by Segment	A-3
Consolidated Statements of Income - As Adjusted	A-4
Combined EBITDA and Adjusted EBITDA	A-6
Vacation Ownership Segment Financial Results	A-7
Consolidated Contract Sales to Adjusted Development Margin	A-8
Vacation Ownership Segment Financial Results - As Adjusted	A-9
Exchange & Third-Party Management Segment Financial Results	A-11
Corporate and Other Financial Results	A-12
Cash Flow and Adjusted Free Cash Flow	A-13
2019 Outlook
Adjusted Net Income Attributable to Common Shareholders and Adjusted Earnings Per Share - Diluted Adjusted EBITDA	A-14
2019 Outlook - Adjusted Free Cash Flow	A-15
Non-GAAP Financial Measures	A-16
Consolidated Balance Sheets	A-18
Consolidated Statements of Cash Flows	A-19

NOTE: Total contract sales consist of the total amount of vacation ownership product sales under contract signed during the period for which we have received a down payment of at least ten percent of the contract price, reduced by actual rescissions during the period, inclusive of contracts associated with sales of vacation ownership products on behalf of third parties, which we refer to as “resales contract sales.”

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
REVENUES
Sale of vacation ownership products	$358	$208	$990	$757
Management and exchange	225	70	499	279
Rental	132	59	371	262
Financing	64	36	183	135
Cost reimbursements	273	189	925	750
TOTAL REVENUES	1,052	562	2,968	2,183
EXPENSES
Cost of vacation ownership products	93	53	260	194
Marketing and sales	181	101	527	388
Management and exchange	119	36	259	147
Rental	90	53	281	221
Financing	25	13	65	43
General and administrative	84	25	198	106
Depreciation and amortization	33	5	62	21
Litigation settlement	13	2	46	4
Royalty fee	28	16	78	63
Cost reimbursements	273	189	925	750
TOTAL EXPENSES	939	493	2,701	1,937
Gains (losses) and other income (expense), net	25	(1)	21	6
Interest expense	(31)	(5)	(54)	(10)
ILG acquisition-related costs	(29)	—	(127)	(1)
Other	(1)	(1)	(4)	(1)
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	77	62	103	240
(Provision) benefit for income taxes	(36)	57	(51)	(5)
NET INCOME	41	119	52	235
Net loss attributable to noncontrolling interests	3	—	3	—
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$44	$119	$55	$235

EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$0.92	$4.46	$1.64	$8.70
Diluted	$0.91	$4.35	$1.61	$8.49

NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
OPERATING METRICS
(Contract sales in millions)

	Quarter Ended			Fiscal Year Ended
	December 31, 2018	December 31, 2017	Change %	December 31, 2018	December 31, 2017	Change %
Vacation Ownership
Total contract sales	$370	$207	79%	$1,089	$826	32%
Consolidated contract sales	$358	$207	73%	$1,073	$826	30%
Legacy-MVW North America contract sales	$200	$186	8%	$814	$750	9%
Legacy-MVW North America VPG	$3,496	$3,518	(1%)	$3,666	$3,565	3%

Exchange & Third-Party Management
Total active members at end of period (000’s)(1)	1,802	—		1,802	—

COMBINED OPERATING METRICS
INCLUDING LEGACY-ILG AS IF ACQUIRED AT THE BEGINNING OF FISCAL YEAR 2017
(Contract sales in millions)

	Quarter Ended			Fiscal Year Ended
	December 31, 2018	December 31, 2017	Change %	December 31, 2018	December 31, 2017	Change %
Vacation Ownership
Total contract sales	$370	$348	7%	$1,487	$1,387	7%
Consolidated contract sales	$358	$333	8%	$1,432	$1,324	8%

Exchange & Third-Party Management
Total active members at end of period (000’s)(1)	1,802	1,813	(1%)	1,802	1,813	(1%)

(1) Only includes members of the Interval International exchange network.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED

	Quarter Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income attributable to common shareholders	$44	$119	$55	$235
Certain items:
Litigation settlement	13	2	46	4
(Gains) losses and other (income) expense, net	(25)	1	(21)	(6)
ILG acquisition-related costs	29	—	127	1
Purchase price adjustments	19	—	24	—
Share-based compensation (ILG acquisition-related)	1	—	8	—
Variable compensation expense related to the impact of the Hurricanes	—	3	—	7
Other	1	1	4	1
Certain items before provision for income taxes	38	7	188	7
Provision for income taxes on certain items	(11)	(72)	(43)	(73)
Adjusted net income attributable to common shareholders **	$71	$54	$200	$169
Earnings per share - Diluted	$0.91	$4.35	$1.61	$8.49
Adjusted earnings per share - Diluted **	$1.49	$1.96	$5.88	$6.09
EBITDA AND ADJUSTED EBITDA
	Quarter Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income attributable to common shareholders	$44	$119	$55	$235
Interest expense(1)	31	5	54	10
Tax provision (benefit)	36	(57)	51	5
Depreciation and amortization	33	5	62	21
EBITDA **	144	72	222	271
Share-based compensation	12	4	35	16
Certain items before provision for income taxes(2)	24	7	162	7
Adjusted EBITDA **	$180	$83	$419	$294

(1) Interest expense excludes consumer financing interest expense.
(2) Excludes certain items included in depreciation and amortization and share-based compensation.
ADJUSTED EBITDA BY SEGMENT
	Quarter Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Vacation Ownership	$196	$103	$511	$383
Exchange & Third-Party Management	58	—	77	—
Segment adjusted EBITDA	254	103	588	383
General and administrative	(76)	(20)	(171)	(89)
Consolidated property owners’ associations	2	—	2	—
Adjusted EBITDA**	$180	$83	$419	$294

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME - AS ADJUSTED1
FISCAL YEAR ENDED DECEMBER 31, 2018 AND 2017
(In millions))

	As Reported Fiscal Year Ended	Less: Legacy-ILG 122 Days Ended	As Adjusted Fiscal Year Ended	As Reported Fiscal Year Ended
	December 31, 2018			December 31, 2017
REVENUES
Sale of vacation ownership products	$990	$159	$831	$757
Management and exchange	499	199	300	279
Rental	371	87	284	262
Financing	183	35	148	135
Cost reimbursements	925	88	837	750
TOTAL REVENUES	2,968	568	2,400	2,183
EXPENSES
Cost of vacation ownership products	260	44	216	194
Marketing and sales	527	96	431	388
Management and exchange	259	106	153	147
Rental	281	52	229	221
Financing	65	15	50	43
General and administrative	198	77	121	106
Depreciation and amortization	62	38	24	21
Litigation settlement	46	—	46	4
Royalty fee	78	14	64	63
Cost reimbursements	925	88	837	750
TOTAL EXPENSES	2,701	530	2,171	1,937
Gains (losses) and other income (expense), net	21	(3)	24	6
Interest expense	(54)	(2)	(52)	(10)
ILG acquisition-related costs	(127)	(32)	(95)	(1)
Other	(4)	—	(4)	(1)
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	103	1	102	240
Provision for income taxes	(51)	(6)	(45)	(5)
NET INCOME (LOSS)	52	(5)	57	235
Net loss attributable to noncontrolling interests	3	3	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	55	(2)	57	235
Interest expense	54	2	52	10
Tax provision	51	6	45	5
Depreciation and amortization	62	38	24	21
EBITDA **	222	44	178	271
Share-based compensation	35	14	21	16
Certain items before provision for income taxes	162	41	121	7
Adjusted EBITDA **	$419	$99	$320	$294

(1) Adjusted to exclude Legacy-ILG results.

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME - AS ADJUSTED1
THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(In millions))

	As Reported Three Months Ended	Less: Legacy-ILG Three Months Ended	As Adjusted Three Months Ended	As Reported Three Months Ended
	December 31, 2018			December 31, 2017
REVENUES
Sale of vacation ownership products	$358	$124	$234	$208
Management and exchange	225	149	76	70
Rental	132	68	64	59
Financing	64	25	39	36
Cost reimbursements	273	67	206	189
TOTAL REVENUES	1,052	433	619	562
EXPENSES
Cost of vacation ownership products	93	35	58	53
Marketing and sales	181	72	109	101
Management and exchange	119	81	38	36
Rental	90	37	53	53
Financing	25	10	15	13
General and administrative	84	54	30	25
Depreciation and amortization	33	26	7	5
Litigation settlement	13	—	13	2
Royalty fee	28	11	17	16
Cost reimbursements	273	67	206	189
TOTAL EXPENSES	939	393	546	493
Gains (losses) and other income (expense), net	25	(4)	29	(1)
Interest expense	(31)	(1)	(30)	(5)
ILG acquisition-related costs	(29)	(11)	(18)	—
Other	(1)	—	(1)	(1)
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	77	24	53	62
(Provision) benefit for income taxes	(36)	(4)	(32)	57
NET INCOME	41	20	21	119
Net loss attributable to noncontrolling interests	3	3	—	—
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	44	23	21	119
Interest expense	31	1	30	5
Tax provision (benefit)	36	4	32	(57)
Depreciation and amortization	33	26	7	5
EBITDA **	144	54	90	72
Share-based compensation	12	6	6	4
Certain items before provision for income taxes	24	21	3	7
Adjusted EBITDA **	$180	$81	$99	$83

(1) Adjusted to exclude Legacy-ILG results.

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
COMBINED EBITDA AND ADJUSTED EBITDA
(In millions)
The unaudited combined financial information presented below gives effect to Marriott Vacations Worldwide’s acquisition of ILG as if the transaction had occurred on January 1, 2017, and is presented to facilitate comparisons with our results following the acquisition of ILG. Marriott Vacations Worldwide presents the combined financial information for informational purposes only and the combined financial information is not necessarily indicative of what the combined company’s results of operations would actually have been had the transaction been completed on the date indicated. In addition, the combined financial information does not purport to project the future operating results of the combined company.

	Quarter Ended			Quarter Ended
	December 31, 2018			December 31, 2017
	Legacy MVW	Legacy ILG(1)	Combined	Legacy MVW	Legacy ILG(2)	Combined	Change	% Change
Net income attributable to common shareholders	$21	$23	$44	$119	$70	$189
Interest expense / income	30	1	31	5	6	11
Tax provision (benefit)	32	4	36	(57)	(31)	(88)
Depreciation and amortization	7	26	33	5	20	25
EBITDA **	90	54	144	72	65	137
Share-based compensation	6	6	12	4	5	9
Certain items(3)	3	21	24	7	16	23
Adjusted EBITDA **	$99	$81	$180	$83	$86	$169	$11	7%

(1) Derived from MVW management’s internal records.
(2) Derived from ILG, Inc. management’s internal records.
(3) Legacy ILG certain items for periods presented above ending prior to September 1, 2018, consisted primarily of acquisition related and restructuring charges, asset impairments, other non-operating income and expense, net (primarily consisting of net gains and losses on foreign currency exchange related activity), and the impact of purchase accounting.

	Fiscal Year Ended			Fiscal Year Ended
	December 31, 2018			December 31, 2017
	Legacy MVW	Legacy ILG(1)	Combined	Legacy MVW	Legacy ILG(2)	Combined	Change	% Change
Net income attributable to common shareholders	$57	$108	$165	$235	$174	$409
Interest expense / income	52	20	72	10	25	35
Tax provision	45	47	92	5	26	31
Depreciation and amortization	24	86	110	21	80	101
EBITDA **	178	261	439	271	305	576
Share-based compensation	21	22	43	16	22	38
Certain items(3)	121	64	185	7	25	32
Adjusted EBITDA **	$320	$347	$667	$294	$352	$646	$21	3%

(1) Derived from ILG, Inc.’s Form 10Q’s for Q1 2018 and Q2 2018 and from MVW management’s internal records for Q3 2018 and Q4 2018.
(2) Derived from ILG, Inc.’s Form 8-K dated July 19, 2018.
(3) Legacy ILG certain items for periods presented above ending prior to September 1, 2018, consisted primarily of acquisition related and restructuring charges, asset impairments, other non-operating income and expense, net (primarily consisting of net gains and losses on foreign currency exchange related activity), and the impact of purchase accounting.

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT FINANCIAL RESULTS
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
REVENUES
Sale of vacation ownership products	$358	$208	$990	$757
Resort management and other services	120	70	359	279
Rental	117	59	352	262
Financing	63	36	182	135
Cost reimbursements	270	189	920	750
TOTAL REVENUES	928	562	2,803	2,183
EXPENSES
Cost of vacation ownership products	93	53	260	194
Marketing and sales	171	101	513	388
Resort management and other services	67	36	190	147
Rental	86	53	277	221
Financing	24	13	64	43
Depreciation and amortization	18	4	37	17
Litigation settlement	13	2	46	4
Royalty fee	28	16	78	63
Cost reimbursements	270	189	920	750
TOTAL EXPENSES	770	467	2,385	1,827
Gains (losses) and other income (expense), net	26	(1)	28	6
Other	(1)	(1)	(4)	(1)
SEGMENT RESULTS BEFORE NONCONTROLLING INTERESTS	183	93	442	361
Net loss attributable to noncontrolling interests	1	—	1	—
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	184	93	443	361
Depreciation and amortization	18	4	37	17
Share-based compensation	3	1	7	3
Certain items(1)	(9)	5	24	2
SEGMENT ADJUSTED EBITDA **	$196	$103	$511	$383

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Certain items:
Three months ended December 31, 2018: $29 million of net business interruption insurance proceeds related to hurricanes, partially offset by $13 million of litigation settlements, $3 million of losses and other expense, $3 million of purchase price adjustments, and $1 million of acquisition related costs.

Year ended December 31, 2018: $46 million of litigation settlements, $4 million of acquisition related costs, $2 million of purchase price accounting adjustments, and $1 million of losses and other expense, partially offset by $29 million of net business interruption insurance proceeds related to hurricanes.

Three months ended December 31, 2017: $2 million of litigation settlements, $1 million of variable compensation expense related to hurricanes, $1 million of losses and other expense, and $1 million of acquisition related costs.

Year ended December 31, 2017: $4 million of litigation settlements, $3 million of variable compensation expense related to hurricanes, $3 million of other losses and expense, and $1 million of acquisition related costs, partially offset by $9 million of business interruption insurance proceeds.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT MARGIN
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Consolidated contract sales	$358	$207	$1,073	$826
Less resales contract sales	(7)	(6)	(30)	(23)
Consolidated contract sales, net of resales	351	201	1,043	803
Plus:
Settlement revenue(1)	12	4	26	15
Resales revenue(1)	4	2	12	8
Revenue recognition adjustments:
Reportability	27	23	11	20
Sales reserve	(22)	(12)	(64)	(52)
Other(2)	(14)	(10)	(38)	(37)
Sale of vacation ownership products	358	208	990	757
Less:
Cost of vacation ownership products	(93)	(53)	(260)	(194)
Marketing and sales	(171)	(101)	(513)	(388)
Development margin	94	54	217	175
Revenue recognition reportability adjustment	(19)	(16)	(8)	(14)
Purchase price adjustments	3	—	3	—
Variable compensation expense related to the impact of the Hurricanes	—	1	—	3
Adjusted development margin **	$78	$39	$212	$164
Development margin percentage(3)	26.4%	25.7%	21.9%	23.1%
Adjusted development margin percentage	23.4%	20.6%	21.6%	22.2%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1)
Previously included in management and exchange revenue prior to the adoption of the Accounting Standards Update 2014-09 – “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”), as amended.

(2)	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
(3)
Development margin percentage represents Development margin divided by Sale of vacation ownership products. Adjusted Development margin percentage represents Adjusted development margin divided by Sale of vacation ownership products revenue after adjusting for revenue reportability.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT FINANCIAL RESULTS - AS ADJUSTED1
FISCAL YEAR ENDED DECEMBER 31, 2018 AND 2017
(In millions)

	As Reported Fiscal Year Ended	Less: Legacy-ILG 122 Days Ended	As Adjusted Fiscal Year Ended	As Reported Fiscal Year Ended
	December 31, 2018			December 31, 2017
REVENUES
Sale of vacation ownership products	$990	$159	$831	$757
Resort management and other services	359	59	300	279
Rental	352	68	284	262
Financing	182	34	148	135
Cost reimbursements	920	83	837	750
TOTAL REVENUES	2,803	403	2,400	2,183
EXPENSES
Cost of vacation ownership products	260	44	216	194
Marketing and sales	513	82	431	388
Resort management and other services	190	37	153	147
Rental	277	48	229	221
Financing	64	14	50	43
Depreciation and amortization	37	17	20	17
Litigation settlement	46	—	46	4
Royalty fee	78	14	64	63
Cost reimbursements	920	83	837	750
TOTAL EXPENSES	2,385	339	2,046	1,827
Gains (losses) and other income (expense), net	28	(2)	30	6
Other	(4)	—	(4)	(1)
SEGMENT RESULTS BEFORE NONCONTROLLING INTERESTS	442	62	380	361
Net loss attributable to noncontrolling interests	1	1	—	—
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	443	63	380	361
Adjustments:
Depreciation and amortization	37	17	20	17
Share-based compensation	7	2	5	3
Certain items	24	4	20	2
SEGMENT ADJUSTED EBITDA **	$511	$86	$425	$383

(1) Adjusted to exclude Legacy-ILG results.

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT FINANCIAL RESULTS - AS ADJUSTED1
THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(In millions)

	As Reported Three Months Ended	Less: Legacy-ILG Three Months Ended	As Adjusted Three Months Ended	As Reported Three Months Ended
	December 31, 2018			December 31, 2017
REVENUES
Sale of vacation ownership products	$358	$124	$234	$208
Resort management and other services	120	44	76	70
Rental	117	53	64	59
Financing	63	24	39	36
Cost reimbursements	270	64	206	189
TOTAL REVENUES	928	309	619	562
EXPENSES
Cost of vacation ownership products	93	35	58	53
Marketing and sales	171	62	109	101
Resort management and other services	67	29	38	36
Rental	86	33	53	53
Financing	24	9	15	13
Depreciation and amortization	18	12	6	4
Litigation settlement	13	—	13	2
Royalty fee	28	11	17	16
Cost reimbursements	270	64	206	189
TOTAL EXPENSES	770	255	515	467
Gains (losses) and other income (expense), net	26	(3)	29	(1)
Other	(1)	—	(1)	(1)
SEGMENT RESULTS BEFORE NONCONTROLLING INTERESTS	183	51	132	93
Net loss attributable to noncontrolling interests	1	1	—	—
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	184	52	132	93
Adjustments:
Depreciation and amortization	18	12	6	4
Share-based compensation	3	1	2	1
Certain items	(9)	6	(15)	5
SEGMENT ADJUSTED EBITDA **	$196	$71	$125	$103

(1) Adjusted to exclude Legacy-ILG results.

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT FINANCIAL RESULTS
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
REVENUES
Management and exchange	$81	$—	$109	$—
Rental	14	—	18	—
Financing	1	—	1	—
Cost reimbursements	25	—	33	—
TOTAL REVENUES	121	—	161	—
EXPENSES
Marketing and sales	10	—	14	—
Management and exchange	23	—	31	—
Rental	7	—	9	—
Financing	1	—	1	—
Depreciation and amortization	10	—	16	—
Cost reimbursements	25	—	33	—
TOTAL EXPENSES	76	—	104	—
Gains and other income	1	—	1	—
SEGMENT RESULTS BEFORE NONCONTROLLING INTERESTS	46	—	58	—
Net income attributable to noncontrolling interests	(1)	—	(1)	—
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	45	—	57	—
Adjustments:
Depreciation and amortization	10	—	16	—
Share-based compensation	1	—	1	—
Certain items(1)	2	—	3	—
SEGMENT ADJUSTED EBITDA **	$58	$—	$77	$—

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Certain items:
Three months ended December 31, 2018: $3 million of purchase price accounting adjustments, partially offset by $1 million of gains and other income.
Year ended December 31, 2018: $4 million of purchase price accounting adjustments, partially offset by $1 million of gains and other income.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CORPORATE AND OTHER FINANCIAL RESULTS
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
REVENUES
Resort management and other services(1)	$24	$—	$31	$—
Rental(1)	1	—	1	—
Cost reimbursements(1)	(22)	—	(28)	—
TOTAL REVENUES	3	—	4	—
EXPENSES
Resort management and other services(1)	29	—	38	—
Rental(1)	(3)	—	(5)	—
General and administrative	84	25	198	106
Depreciation	5	1	9	4
Cost reimbursements(1)	(22)	—	(28)	—
TOTAL EXPENSES	93	26	212	110
Losses and other expense, net	(2)	—	(8)	—
Interest expense	(31)	(5)	(54)	(10)
ILG acquisition-related costs	(29)	—	(127)	(1)
FINANCIAL RESULTS BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(152)	(31)	(397)	(121)
(Provision) benefit for income taxes	(36)	57	(51)	(5)
Net loss attributable to noncontrolling interests	3	—	3	—
FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(185)	26	(445)	(126)
Less certain items:
Losses and other expense, net	2	—	8	—
ILG acquisition-related costs	29	—	127	1
Purchase price adjustments	(1)	—	(1)	—
Share-based compensation (ILG acquisition-related)	1	—	8	—
Variable compensation expense related to the impact of the Hurricanes	—	2	—	4
ADJUSTED FINANCIAL RESULTS **	$(154)	$28	$(303)	$(121)

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1)  Represents the impact of the consolidation of owners’ associations of the acquired Legacy-ILG vacation ownership properties under the voting interest model, which represents the portion related to individual or third-party VOI owners.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CASH FLOW AND ADJUSTED FREE CASH FLOW
(In millions)

CASH FLOW	2018
Cash, cash equivalents and restricted cash provided by (used in):
Operating activities	$97
Investing activities	(1,407)
Financing activities	1,433
Effect of change in exchange rates on cash, cash equivalents and restricted cash	—
Net change in cash, cash equivalents and restricted cash	$123

ADJUSTED FREE CASH FLOW
Net cash, cash equivalents and restricted cash provided by operating activities	$97
Capital expenditures for property and equipment (excluding inventory)	(40)
Borrowings from securitization transactions	539
Repayment of debt related to securitizations	(382)
Free cash flow **	214
Adjustments:
ILG acquisition-related costs(1)	162
Litigation settlements(2)	18
Net insurance proceeds from business interruption claims(3)	(57)
Other(4)	(27)
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility(5)	(31)
Increase in restricted cash	(14)
Adjusted free cash flow **	$265

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Represents adjustment to exclude spending associated with the ILG-acquisition-related costs.
(2) Represents adjustment to exclude litigation settlement payments.
(3) Represents adjustment to exclude business interruption insurance proceeds.
(4)  Represents $33 million payment associated with capital efficient inventory arrangements, partially offset by an adjustment to exclude $6 million of losses resulting from fraudulently induced electronic wire payment disbursements made to third parties.

(5) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2017 and 2018 year ends.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2019 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK
(In millions, except per share amounts)

	Fiscal Year 2019 (low)	Fiscal Year 2019 (high)
Net income attributable to common shareholders	$243	$257
Adjustments to reconcile Net income attributable to common shareholders to Adjusted net income attributable to common shareholders
Certain items(1)	136	156
Provision for income taxes on adjustments to net income	(42)	(48)
Adjusted net income attributable to common shareholders **	$337	$365
Earnings per share - Diluted(2)	$5.21	$5.52
Adjusted earnings per share - Diluted ** (2)	$7.23	$7.83
Diluted shares(2)	46.6	46.6

(1)
Certain items adjustment includes $60 million to $80 million of anticipated ILG acquisition costs and $76 million of anticipated purchase price adjustments (including $58 million related to the amortization of intangibles).

(2)	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through February 26, 2019.

**
Denotes non-GAAP financial measures. Please see Non-GAAP Financial Measures for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2019 ADJUSTED EBITDA OUTLOOK
(In millions)

	Fiscal Year 2019 (low)	Fiscal Year 2019 (high)
Net income attributable to common shareholders	$243	$257
Interest expense(1)	128	128
Tax provision	128	134
Depreciation and amortization	134	134
EBITDA **	633	653
Share-based compensation	34	34
Certain items(2)	78	98
Adjusted EBITDA **	$745	$785

(1)	Interest expense excludes consumer financing interest expense.

(2)	Certain items adjustment includes $60 million to $80 million of anticipated ILG acquisition costs and $18 million of anticipated purchase price adjustments.

**
Denotes non-GAAP financial measures. Please see Non-GAAP Financial Measures for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2019 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2019 (low)	Fiscal Year 2019 (high)
Net cash provided by operating activities	$286	$311
Capital expenditures for property and equipment (excluding inventory)	(100)	(110)
Borrowings from securitization transactions	725	760
Repayment of debt related to securitizations	(510)	(520)
Free cash flow **	401	441
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility(1)	(60)	(45)
Inventory / other payments associated with capital efficient inventory arrangements	(31)	(31)
Certain items(2)	100	120
Change in restricted cash	(10)	(10)
Adjusted free cash flow **	$400	$475

(1)	Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable through the warehouse credit facility between the 2018 and 2019 year ends.

(2)
Certain items adjustment includes $60 million to $80 million of anticipated ILG acquisition costs, $16 million of litigation settlement payments and $24 million of tax payments related to Legacy-ILG prior to the acquisition and delayed 2018 payments due to the hurricanes.

**
Denotes non-GAAP financial measures. Please see Non-GAAP Financial Measures for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income attributable to common shareholders, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Adjusted Net Income Attributable to Common Shareholders
We evaluate non-GAAP financial measures, including Adjusted Net Income attributable to common shareholders, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the quarters and fiscal years ended December 31, 2018 and December 31, 2017, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation companies.
Certain items - Quarter and Fiscal Year Ended December 31, 2018
In our Statement of Income for the quarter ended December 31, 2018, we recorded $38 million of net pre-tax items, which consisted of $30 million of ILG acquisition-related costs (including $1 million of share-based compensation expense), $19 million of purchase accounting adjustments (of which $6 million impacted adjusted EBITDA), $13 million of litigation settlements, $4 million of losses and other expense, and $1 million of costs associated with the anticipated capital efficient acquisitions of an operating property in New York, partially offset by $29 million of net insurance proceeds related to the settlement of Legacy-MVW business interruption insurance claims arising from Hurricanes Irma and Maria.
In our Statement of Income for the fiscal year ended December 31, 2018, we recorded $188 million of net pre-tax items, which consisted of $135 million of ILG acquisition-related costs (including $8 million of share-based compensation expense), $46 million of litigation settlement charges, $24 million of unfavorable purchase accounting adjustments (of which $6 million impacted adjusted EBITDA), $8 million of losses and other expense and $4 million of costs associated with the anticipated capital efficient acquisitions of operating properties in San Francisco, California and New York, partially offset by $29 million of net insurance proceeds related to the settlement of Legacy-MVW business interruption insurance claims arising from Hurricanes Irma and Maria.
Certain items - Quarter and Fiscal Year Ended December 31, 2017
In our Statement of Income for the quarter ended December 31, 2017, we recorded $7 million of net pre-tax items, which consisted of $3 million of variable compensation expense related to the impact of the 2017 Hurricanes, $2 million of litigation settlement expenses, $1 million of acquisition costs, and $1 million of variable compensation expense related to the impact of Hurricane Matthew.
In our Statement of Income for the fiscal year ended December 31, 2017, we recorded $7 million of net pre-tax items, which consisted of $9 million in net insurance proceeds related to the settlement of Legacy-MVW business interruption insurance claims arising from Hurricane Matthew in 2016, $7 million of variable compensation expense related to the Legacy-MVW impact of the 2017 Hurricanes, $4 million of litigation settlement expenses, $2 million of acquisition costs, a charge of $1 million associated with the estimated property damage insurance deductibles and impairment of property and equipment at several of our Legacy-MVW resorts, primarily in Florida and the Caribbean, that were impacted by the 2017 Hurricanes, $1 million of variable compensation expense related to the impact of Hurricane Matthew and less than $1 million of miscellaneous losses and other expense.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion of Adjusted Net Income attributable to common shareholders above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA is defined as earnings, or net income attributable to common shareholders, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense because we consider it to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income Attributable to Common Shareholders above, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from other vacation ownership companies.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of acquisition, litigation, and other cash charges, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.
Debt to Combined Adjusted EBITDA Ratio
We calculate debt to combined adjusted EBITDA ratio by dividing net debt by combined adjusted EBITDA, where net debt represents total debt less securitized debt and cash and cash equivalents other than an estimated $150 million for working capital requirements, and combined adjusted EBITDA is derived by combining the last year of adjusted EBITDA for Legacy-MVW and Legacy-ILG (2018 first quarter through 2018 fourth quarter) and adding in $100 million of estimated cost synergies.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	2018	2017
ASSETS
Cash and cash equivalents	$231	$409
Restricted cash (including $69 and $32 from VIEs, respectively)	383	82
Accounts receivable, net (including $11 and $6 from VIEs, respectively)	324	92
Vacation ownership notes receivable, net (including $1,627 and $814 from VIEs, respectively)	2,039	1,115
Inventory	863	398
Property and equipment	951	583
Goodwill	2,828	—
Intangibles, net	1,107	—
Other (including $26 and $14 from VIEs, respectively)	292	166
TOTAL ASSETS	$9,018	$2,845

LIABILITIES AND EQUITY
Accounts payable	$245	$145
Advance deposits	113	84
Accrued liabilities (including $2 and $1 from VIEs, respectively)	423	120
Deferred revenue	319	69
Payroll and benefits liability	211	112
Deferred compensation liability	93	75
Securitized debt, net (including $1,706 and $845 from VIEs, respectively)	1,694	835
Debt, net	2,124	260
Other	12	14
Deferred taxes	318	90
TOTAL LIABILITIES	5,552	1,804
Contingencies and Commitments (Note 11)
Preferred stock — $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $.01 par value; 100,000,000 shares authorized; 57,626,462 and 36,861,843 shares issued, respectively	1	—
Treasury stock — at cost; 11,633,731 and 10,400,547 shares, respectively	(790)	(694)
Additional paid-in capital	3,721	1,189
Accumulated other comprehensive income	6	17
Retained earnings	523	529
TOTAL MVW SHAREHOLDERS' EQUITY	3,461	1,041
Noncontrolling interest	5	—
TOTAL EQUITY	3,466	1,041
TOTAL LIABILITIES AND EQUITY	$9,018	$2,845
The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Fiscal Year Ended
	December 31, 2018	December 31, 2017
OPERATING ACTIVITIES
Net income	$55	$235
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation and amortization of intangibles	62	21
Amortization of debt discount and issuance costs	16	10
Vacation ownership notes receivable reserve	68	52
Share-based compensation	29	16
Loss on disposal of property and equipment, net	1	2
Deferred income taxes	54	(61)
Net change in assets and liabilities, net of the effects of acquisition:
Accounts receivable	(38)	(9)
Vacation ownership notes receivable originations	(630)	(466)
Vacation ownership notes receivable collections	386	270
Inventory	9	45
Purchase of vacation ownership units for future transfer to inventory	—	(34)
Other assets	21	(21)
Accounts payable, advance deposits and accrued liabilities	26	39
Deferred revenue	35	9
Payroll and benefit liabilities	(8)	16
Deferred compensation liability	10	12
Other, net	1	6
Net cash, cash equivalents and restricted cash provided by operating activities	97	142
INVESTING ACTIVITIES
Acquisition of a business, net of cash and restricted cash acquired	(1,393)	—
Disposition of subsidiary shares to noncontrolling interest holder	40	—
Capital expenditures for property and equipment (excluding inventory)	(40)	(26)
Purchase of company owned life insurance	(14)	(12)
Net cash, cash equivalents and restricted cash used in investing activities	(1,407)	(38)

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(In millions)

	Fiscal Year Ended
	December 31, 2018	December 31, 2017
FINANCING ACTIVITIES
Borrowings from securitization transactions	539	400
Repayment of debt related to securitization transactions	(382)	(293)
Proceeds from debt	1,690	318
Repayments of debt	(215)	(88)
Purchase of Convertible Note Hedges	—	(33)
Proceeds from issuance of Warrants	—	20
Debt issuance costs	(34)	(15)
Repurchase of common stock	(96)	(88)
Payment of dividends to common shareholders	(51)	(38)
Payment of withholding taxes on vesting of restricted stock units	(18)	(11)
Other, net	—	(1)
Net cash, cash equivalents and restricted cash provided by financing activities	1,433	171
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	3
Increase in cash, cash equivalents and restricted cash	123	278
Cash, cash equivalents and restricted cash, beginning of period	491	213
Cash, cash equivalents and restricted cash, end of period	$614	$491